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                                                                     EXHIBIT 4.4


                                                  AS AMENDED AS OF MARCH 1, 2000













                                 TRUETIME, INC.

                       1999 KEY EMPLOYEE STOCK OPTION PLAN



























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                                 TRUETIME, INC.

                       1999 KEY EMPLOYEE STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                    Section
                                                                                    -------
ARTICLE I - PLAN

                  Purpose...............................................................1.1
                  Effective Date of Plan................................................1.2

ARTICLE II - DEFINITIONS

                  Affiliate.............................................................2.1
                  Board of Directors....................................................2.2
                  Change of Control.....................................................2.3
                  Code..................................................................2.4
                  Committee.............................................................2.5
                  Company...............................................................2.6
                  Employee..............................................................2.7
                  Fair Market Value.....................................................2.8
                  Incentive Option......................................................2.9
                  Nonqualified Option..................................................2.10
                  Option...............................................................2.11
                  Option Agreement.....................................................2.12
                  Outside Directors....................................................2.13
                  Plan.................................................................2.14
                  Restricted Stock.....................................................2.15
                  Restricted Stock Agreement...........................................2.16
                  Restricted Stock Purchase Price......................................2.17
                  Stock................................................................2.18
                  Stock Award..........................................................2.19
                  Ten Percent Stockholder..............................................2.20
                  Voting Stock.........................................................2.21

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO OPTIONS AND STOCK AWARDS

                  Authority to Grant Options and Stock Awards...........................4.1
                  Dedicated Shares......................................................4.2
                  Non-Transferability...................................................4.3
                  Requirements of Law...................................................4.4
                  Changes in the Company's Capital Structure............................4.5
                  Election Under Section 83(b) of the Code..............................4.6



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

ARTICLE V - OPTIONS

                  Type of Option........................................................5.1
                  Option Price..........................................................5.2
                  Duration of Options...................................................5.3
                  Amount Exercisable....................................................5.4
                  Exercise of Options...................................................5.5
                  Exercise on Termination of Employment.................................5.6
                  Substitution Options..................................................5.7
                  No Rights as Stockholder..............................................5.8

ARTICLE VI - STOCK AWARDS

                  Stock Awards..........................................................6.1
                  Restrictions..........................................................6.2
                  Stock Certificate.....................................................6.3
                  Rights as Stockholder.................................................6.4
                  Lapse of Restrictions.................................................6.5
                  Restriction Period....................................................6.6

ARTICLE VII - ADMINISTRATION

ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE IX - MISCELLANEOUS

                  No Establishment of a Trust Fund......................................9.1
                  No Employment Obligation..............................................9.2
                  Forfeiture and Disgorgement of Profits ...............................9.3
                  Tax Withholding.......................................................9.4
                  Written Agreement.....................................................9.5
                  Indemnification of the Committee and the
                           Board of Directors...........................................9.6
                  Gender................................................................9.7
                  Headings..............................................................9.8
                  Other Compensation Plans..............................................9.9
                  Other Options or Awards..............................................9.10
                  Governing Law........................................................9.11



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                                    ARTICLE I

                                      PLAN

        1.1 PURPOSE. The Plan is for key employees (including officers and employee directors), consultants and advisors of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

        1.2 EFFECTIVE DATE OF PLAN. The Plan is effective December 10, 1999, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Incentive Option, Nonqualified Option, or Stock Award shall be granted pursuant to the Plan after December 9, 2009.


                                   ARTICLE II

                                   DEFINITIONS

         The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan.

        2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "BOARD OF DIRECTORS" means the board of directors of the Company.

         2.3 "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (a) Any "person" (other than the Company or a subsidiary thereof or any employee benefit plan thereof or OYO Corporation (Japan) or OYO Corporation U.S.A.), including a "syndicate" or "group" as those terms are used in Section 13(d) of the Securities Exchange Act of 1934 (the"Exchange Act"), is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding Voting Stock;

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                  (b) The Company is merged or consolidated or combined in any other manner with another corporation or entity and immediately after giving effect to the merger or consolidation either (i) less than 80 percent of the outstanding Voting Stock of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such record date, or (ii) the Board of Directors, or similar governing body, of the surviving or resulting entity does not have as a majority of its members the persons specified in clause (c)(a) and (b) below;

                  (c) If at any time the following do not constitute a majority of the Board of Directors of the Company (or any successor entity referred to in clause (b) above):

                           a. persons who are directors of the Company on December 10, 1999; and

                           b. persons who, prior to their election as directors of the Company (or successor entity if applicable) were nominated, recommended or endorsed by a formal resolution of the Board of Directors of the Company;

                  (d) If at any time during a calendar year a majority of the directors of the Company are not persons who were directors at the beginning of the calendar year;

                  (e) the Company transfers (whether by sale, lease, exchange or otherwise) substantially all of its assets to another corporation which is a less than 80 percent-owned, direct or indirect, subsidiary of the Company; or

                  (f) the Company shall adopt or undertake any plan of liquidation or dissolution.

         2.4 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the Compensation Committee of the Board of Directors or such other committee of two or more individuals, as designated by the Board of Directors. The Committee shall be comprised (a) solely of at least two members who are Outside Directors or (b) of the entire Board of Directors.

         2.6 "COMPANY" means TrueTime, Inc., a Delaware corporation.

         2.7 "EMPLOYEE" means a person employed or retained by the Company or any Affiliate to whom an Option or a Stock Award is granted.

         2.8 "FAIR MARKET VALUE" of the Stock as of any date means (a) the closing price of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on that date as reported on the National Association of Securities Dealers Automated Quotation National Market System (or successor system); or (c) if the Stock is not listed on the National Association of Securities Dealers Automated Quotation National Market System (or successor system), the average of the high and low bid quotations for the Stock on that date as reported by the

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
National Quotation Bureau Incorporated; or (d) if none of the foregoing is applicable, an amount at the election of the Committee equal to (x) the average between the closing bid and ask prices per share of stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee.

         2.9 "INCENTIVE OPTION" means an option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

         2.10 "NONQUALIFIED OPTION" means an option granted under the Plan other than an Incentive Option.

         2.11 "OPTION" means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

         2.12 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

         2.13 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfied the criteria of section 162(m) of the Code.

         2.14 "PLAN" means the TrueTime, Inc. 1999 Key Employee Stock Option Plan, as set out in this document and as it may be amended from time to time.

         2.15 "RESTRICTED STOCK" means stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to the Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

         2.16 "RESTRICTED STOCK AGREEMENT" means an agreement between the Company or any Affiliate and the Employee pursuant to which the Employee receives a Stock Award subject to Article VI.

         2.17 "RESTRICTED STOCK PURCHASE PRICE" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

         2.18 "STOCK" means the common stock of the Company, $.01 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.19 "STOCK AWARD" means an award of Restricted Stock.

         2.20 "TEN PERCENT STOCKHOLDER" means an individual who, at the time an Incentive Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or

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indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

         2.21 "VOTING STOCK" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors of the Company, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.


                                   ARTICLE III

                                   ELIGIBILITY


         The individuals who shall be eligible to receive Incentive Options, Nonqualified Options, and Stock Awards shall be those key employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option or Stock Award under the Plan or under other similar plans of the Company.


                                   ARTICLE IV

             GENERAL PROVISIONS RELATING TO OPTIONS AND STOCK AWARDS

         4.1 AUTHORITY TO GRANT OPTIONS AND STOCK AWARDS. The Committee may grant to those key employees, consultants and advisors of the Company or any of its Affiliates as it shall from time to time determine, Options or Stock Awards under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Option or Stock Award to be granted to an Employee shall be as determined by the Committee.

         4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options and Stock Awards may be granted under the Plan shall be 1,500,000. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares subject to Options that may be issued to any Employee under the Plan in any calender year is 400,000. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

         In the event that any outstanding Option or Stock Award shall expire or terminate for any reason or any Option or Stock Award is surrendered, the shares of Stock allocable to the unexercised portion of that Option or Stock Award may again be subject to an Option or Stock Award under the Plan.

         4.3 RESTRICTIONS ON TRANSFERABILITY OF STOCK AWARDS AND OPTIONS. (a) Except as set forth in this Section 4.3, Options shall not be transferable by the Employee other than by will or under the laws of decent and distribution, and shall be exercisable, during the Employee's lifetime, only by him. Any attempt to transfer a Stock Award other than pursuant to the terms of the Plan and the Restricted Stock Agreement shall entitle the Committee to terminate that Stock Award and all rights of that Employee to the Restricted Stock included therein.

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

                  (b) The Committee may, in its discretion, permit the person to whom an Option was granted ("Optionee") to transfer all or any part of an Option, or may grant an Option with terms that expressly permit all or any part of that Option to be transferred by the Optionee, in either case to (i) the spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption, of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of one or more of the Optionee's Immediate Family Members, or (iii) a partnership or other legal entity in which only the Optionee's Immediate Family Members have equity or ownership interests (collectively, "Permitted Transferees"); provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of Options so transferred (other than transfers by will or under the laws of decent and distribution, transfers back to the Optionee to whom the Option was originally granted and transfers to other Permitted Transferees of such Optionee) shall be void.

                  (c) Following the transfer of any Option pursuant to paragraph
(b) above, that Option shall continue to have the same terms and provisions and be subject to the same restrictions as were applicable immediately before that transfer, except that references in the Plan and in the Option Agreement applicable to such Option shall be deemed to be references to the Permitted Transferee or Permitted Transferees; provided that any provision of Section 5.6 that would have been triggered by the termination, death, retirement or disability of the Employee to whom the Option was originally granted will continue to be triggered by the termination, death, retirement or disability of such Employee."

         4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option or Stock Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any Stock Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option or Stock Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option or pursuant to a Stock Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under a Stock Award, or the issuance of shares under either of them, to comply with any law or regulation of any governmental authority.

         4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options or Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under the Plan shall be appropriately adjusted in such a manner as to entitle an Employee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved, or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a "Corporate Change"), then (x) except as otherwise provided in an Option Agreement or as a result of the Board of Directors' effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and (y) no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board of Directors, acting in its sole and absolute discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee:

                  (1) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board of Directors, after which specified date all such Options that remain unexercised and all rights of Optionees thereunder shall terminate,

                  (2) require the mandatory surrender to the Company by all or selected Optionees of some or all of the then outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board of Directors, in which event the Board of Directors shall thereupon cancel such Options and the Company shall pay to each such Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise price(s) under such Options for such shares,

                  (3) with respect to all or selected Optionees, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate

         Change and which is then employing him, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (B) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be,

                  (4) provide that the number and class of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement and/or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option, or

                  (5) make such adjustments to Options then outstanding as the Board of Directors deems appropriate to reflect such Corporate Change (provided, however, that the Board of Directors may determine in its sole and absolute discretion that no such adjustment is necessary).

                  In effecting one or more of alternatives (3), (4) or (5) above, and except as otherwise may be provided in an Option Agreement, the Board of Directors, in its sole and absolute discretion and without the consent or approval of any Optionee, may accelerate the time at which some or all Options then outstanding may be exercised.

         In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board of Directors in its sole and absolute discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

         After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Employee shall be entitled to have his Restricted Stock appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.

         The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason

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

of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options or Stock Awards.

         4.6 ELECTION UNDER SECTION 83(b) OF THE CODE. If any Employee exercises the election permitted under section 83(b) of the Code, that Employee shall, within ten days of making the election, (i) notify the Committee that he has made the election and (ii) pay to the Company, in immediately available funds, an amount equal to the additional amount, if any, that the Company will be required to withhold under applicable tax law as a result of such election. If the Employee fails to make such payment or otherwise provide for such payment, then the Company shall be entitled to deduct such sums from other compensation payable to such Employee or the Committee shall be entitled to rescind the Stock Award subject to such election.


                                    ARTICLE V

                                     OPTIONS

         5.1 TYPE OF OPTION. The Committee shall specify whether a given option shall constitute an Incentive Option or a Nonqualified Option.

         5.2 OPTION PRICE. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted or
(b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100 percent of Fair Market Value. In the case of any Ten Percent Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

         The price at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under a Nonqualified Option shall be more than 100 percent of Fair Market Value.

         5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. In the case of a Ten Percent Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

         5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, provided that no Option may be exercisable within six months of the date of grant. Unless provided otherwise in the Option Agreement, 25 percent of the shares of Stock in an Option shall become exercisable on the first anniversary of the date of grant, and an additional 25 percent shall become exercisable on each of the next three anniversary dates. Notwithstanding any other provisions of the Plan, in the event of a Change of Control, each Option shall become immediately exercisable in full.

         5.5 INCENTIVE OPTION. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options

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first become exercisable by the Optionee during any calendar year (under the
Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options and such other incentive stock options shall be taken into account in the order in which they were granted.

         5.6 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, (b) Stock at its Fair Market Value on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Employee, at the address specified by the Employee.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

        5.7 EXERCISE ON TERMINATION OF EMPLOYMENT. Unless it is expressly provided otherwise in the Option Agreement, Options shall terminate one day less than three months after severance of employment of the Employee from the Company and all Affiliates for any reason, with or without cause, other than death or retirement or disability under the then established rules of the Company. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

         In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in section 424(a) of the Code).

        5.8 DEATH. If, before the expiration of an Option, the Employee, whether in the employ of the Company or after he has retired or was severed for disability, dies, the Option shall continue

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

until the earlier of the Option's expiration date or one year following the date of his death, unless it is expressly provided otherwise in the Option Agreement. After the death of the Employee, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's expiration or termination, whichever is earlier, to exercise it, to the extent to which he was entitled to exercise it immediately prior to his death, unless it is expressly provided otherwise in the Option Agreement.

         5.9 RETIREMENT. If, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one year after his retirement. An Incentive Option may become a Nonqualified Option if exercised more than three months after termination of employment.

         Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one year after his retirement. In the event of retirement, the Employee shall have the right prior to the expiration or termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement.

         5.10 DISABILITY. If, before the expiration of an Option, the Employee shall be severed from the employ of the Company for disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option Agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

         5.11 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         5.12 NO RIGHTS AS STOCKHOLDER. No Employee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.


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

                                   ARTICLE VI

                                  STOCK AWARDS

         6.1 STOCK AWARDS. The Committee may issue shares of Stock to an eligible employee, consultant or advisor subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Employee or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement. Notwithstanding any other provisions of the Plan, in the event of a Change of Control, each Stock Award shall become immediately vested.

         6.2 RESTRICTIONS. Restricted Stock shall be subject to the following terms and conditions as determined by the Committee, including without limitation any or all of the following:

                  (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

                  (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Employee, resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which the shares remain subject to restrictions;

                  (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate; and

                  (d) unless stated otherwise in the Restricted Stock Agreement,
         (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Employee or his heirs or estate shall be 100 percent vested in the shares subject to the Restricted Stock Agreement.

         6.3 STOCK CERTIFICATE. Shares of Restricted Stock shall be registered in the name of the Employee receiving the Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

         The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the TrueTime, Inc. 1999 Key Employee Stock Option Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company.

         6.4 RIGHTS AS STOCKHOLDER. Subject to the terms and conditions of the Plan, each Employee receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than stock in the Company or rights to acquire stock in the Company shall be paid to the Employee currently. Dividends paid in stock in the Company or rights to acquire stock in the Company shall be added to and become a part of the Restricted Stock.

         6.5 LAPSE OF RESTRICTIONS. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Employee or to the Employee's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law.

         By accepting a Stock Award and executing a Restricted Stock Agreement, the Employee agrees to remit when due any federal and state income and employment taxes required to be withheld or to satisfy this obligation in a manner acceptable to the Committee.

         6.6 RESTRICTION PERIOD. No Stock Award may provide for restrictions continuing beyond ten years from the date of the Stock Award.


                                   ARTICLE VII

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan, Options or Stock Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed and dated by all of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

                  (a) determine the Employees to whom and the time or times at which Options or Stock Awards will be made,

                  (b) determine the number of shares and the purchase price of Stock covered in each Option or Stock Award, subject to the terms of the Plan,

                  (c) determine the terms, provisions and conditions of each Option and Stock Award, which need not be identical,

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

                  (d) accelerate the time at which any outstanding Option may be exercised,

                  (e) define the effect, if any, on an Option or Stock Award of the death, disability, retirement, or termination of employment of the Employee,

                  (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan, and

                  (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.


                                  ARTICLE VIII

                        AMENDMENT OR TERMINATION OF PLAN

         The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that, to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees, consultants and advisors eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.


                                   ARTICLE IX

                                  MISCELLANEOUS


         9.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

         9.2 NO EMPLOYMENT OBLIGATION. The granting of any Option or Stock Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Stock Award has been granted to him.

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

         9.3 FORFEITURE AND DISGORGEMENT OF PROFITS. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Employee, before or after termination of his employment with the Company or an Affiliate for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or an Affiliate without the written consent of the Company or Affiliate, the Employee shall forfeit all outstanding Options and all outstanding Stock Awards, and including all exercised Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Employee's ownership of stock or securities of any publicly traded corporation, if that ownership does not result in effective control of the corporation.

         The decision of the Committee as to the cause of the Employee's discharge, the damage done to the Company or an Affiliate, and the extent of the Employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Employee by the Company or an Affiliate in any manner.

         If an Option or Stock Award would be forfeited pursuant to this Section
9.3 but for the fact that the Option has been exercised or the Stock Award has vested, the Employee must, upon demand by the Company, which demand must be made within 90 days of the Company's discovery of the violation and within 24 months of the Employee's severance of employment, (i) in the case of an Option, sell to the Company, for the exercise price of the Option, the Stock purchased under the Option, (ii) deliver to the Company cash in an amount equal to the proceeds the Employee realized upon the Employee's sale of the Stock minus the amount the Employee paid to purchase the Stock, or (iii) deliver to the Company all of the shares of Stock acquired under a Stock Award or pursuant to the exercise of an Option.

         9.4 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving the Restricted Stock) to pay the sum directly to the employer corporation. If the Employee (or other person exercising the Option or receiving the Restricted Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within ten days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Restricted Stock until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or lapse of restrictions is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporation will be required to withhold.

         9.5 WRITTEN AGREEMENT. Each Option and Stock Award shall be embodied in a written Option Agreement or Restricted Stock Agreement which shall be subject to the terms and conditions of the Plan and shall be signed (i) by the Employee and (ii) by a member of the Committee on behalf of the Committee and the Company, or by an executive officer of the Company other than the Employee on behalf of the Company. The Option Agreement or Restricted Stock Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.

         9.6 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses -- including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors, or in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         9.7 GENDER. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

         9.8 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         9.9 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees, consultants and advisors of the Company or any Affiliate.

         9.10 OTHER OPTIONS OR AWARDS. The grant of an Option or Stock Award shall not confer upon the Employee the right to receive any future or other Options or Stock Awards under the Plan, whether or not Options or Stock Awards may be granted to similarly situated Employees, or the right to receive future Options or Stock Awards upon the same terms or conditions as previously granted.

         9.11 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Delaware.

                                       15